UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of Earliest Event Reported): April 3, 2017

MONRO MUFFLER BRAKE, INC.

(Exact name of registrant as specified in its charter)

New York	0-19357	16-0838627
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Holleder Parkway, Rochester, New York	14615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code    (585) 647-6400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 1, 2017, Monro Muffler Brake, Inc. (the “Company”) and Joseph Tomarchio have mutually agreed to terminate Mr. Tomarchio’s Employment Agreement with the Company, dated February 11, 2014 (the “Agreement”), as that Agreement was amended on May 14, 2014 (as amended, the “Employment Agreement”). The parties agreed to terminate the Employment Agreement to accommodate their desire for Mr. Tomarchio to continue to work for the Company, but on a part-time basis. As such, from April 1, 2017, Mr. Tomarchio will have the title of Special Advisor and will focus primarily on assisting with the Company’s ongoing acquisition activities and will no longer have the title of Executive Vice President of the Company. Mr. Tomarchio’s compensation has been adjusted to reflect his part time status.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONRO MUFFLER BRAKE, INC.
(Registrant)

April 3, 2017	By:	/s/ Maureen E. Mulholland
Maureen E. Mulholland
Vice President, General Counsel and Secretary